Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 22nd day of October 2013 by and among Vapor Corp., a Nevada corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

Recitals

A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the 1933 Act (as defined below) and Rule 506 promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder; and

B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) an aggregate of 16,666,667 shares of the Company’s Common Stock, par value $0.001 per share (together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, including without limitation the Reincorporation Transaction, the “Common Stock”), at purchase price of $0.60 per share (the “Per Share Purchase Price”); and

C. Contemporaneous with the sale of the Common Stock, the parties hereto, other than any officers and directors of the Company purchasing Common Stock hereunder (the “Insider Purchasers”), will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Events” means the conversion of the Company’s (i) $300,000 Senior Convertible Notes Due June 18, 2015 into an aggregate of 1,408,452 shares of Common Stock, (ii) $50,000 Senior Convertible Note Due September 29, 2105 into an aggregate of 208,333 shares of Common Stock, (iii) $500,000 Senior Note Due April 22, 2016 into an aggregate of 833,308 shares of Common Stock, (iv) $500,000 Senior Convertible Note Due January 28, 2016 into an aggregate of 833,333 shares of Common Stock, (v) $350,000 Senior Convertible Notes Due July 8, 2016 into an aggregate of 583,333 shares of Common Stock and (vi) $75,000 Senior Convertible Note Due July 10, 2016 into an aggregate of 125,000 shares of Common Stock, whereupon all such indebtedness shall be fully extinguished and cease to be outstanding.

“Corporate Actions” means (i) the Reverse Stock Split and (ii) the Reincorporation Transaction.

“Effective Date” means the date on which the initial Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which is material to the business of the Company and its Subsidiaries, taken as a whole, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent” means Roth Capital Partners, LLC.

“Purchase Price” means Ten Million and 20/100th Dollars ($10,000,000.20).

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Reincorporation Deadline” has the meaning set forth in Section 7.9 hereof.

“Reincorporation Transaction” means the reincorporation of the Company into a Delaware corporation through the merger of the Company with and into a newly formed wholly owned Delaware Subsidiary of the Company with such Delaware Subsidiary being the surviving or resulting corporation in such merger.

“Required Investors” means (i) prior to Closing the Investors who, together with their Affiliates, have agreed to purchase a majority of the Shares to be sold hereunder and (ii) from and after the Closing the Investors beneficially owning (calculated in accordance with Rule 13d-3 under the 1934 Act) a majority of the Shares.

“Reverse Split” means a reverse split of the outstanding Common Stock at a ratio determined in good faith by the Company’s Board of Directors based on market conditions and other factors it deems relevant and subject to the reasonable approval of the SSF Investors; provided, however, that the split ratio shall be sufficient to yield an immediate post-split adjusted price per share of Common Stock of not less than 150% of the minimum bid price required to list the Common Stock on The NASDAQ Capital Market.

“SEC Filings” has the meaning set forth in Section 4.6 hereof.

“Shares” means the shares of Common Stock being purchased by the Investors hereunder.

“Split Deadline” has the meaning set forth in Section 7.9 hereof.

“SSF Investors” means the Investors which are Affiliates of AWM Investment Company.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to each Investor, the number of Shares set forth opposite such Investor’s name on the signature pages attached hereto in exchange for a cash purchase price equal to the Per Share Purchase Price multiplied by such number of Shares, all as specified in Section 3 below.

3. Closing. Unless other arrangements have been made by the Company with a particular Investor, upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, the Company shall deliver to Lowenstein Sandler LLP, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares, with instructions that such certificates are to be held for release to the Investors only upon payment in full of the Purchase Price to the Company by all the Investors. Unless other arrangements have been made by the Company with a particular Investor, upon such receipt by Lowenstein Sandler LLP of the certificates, each Investor shall promptly, but no more than one Business Day thereafter, cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor’s pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement. On the date (the “Closing Date”) the Company receives payment of the Purchase Price, the certificates evidencing the Shares shall be released to the Investors (the “Closing”). The Closing of the purchase and sale of the Shares shall take place at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Investors shall mutually agree.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4. 1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. The Company’s Subsidiaries are listed in the SEC Filings.

4.2 Authorization. The Company has full power and authority and , except for approval of the Corporate Transactions, as applicable, by its stockholders as contemplated in Section 7.9 hereof and except for the actions to be taken after Closing specified in Sections 7.7, 7.8 and 7.11 hereof, has taken all requisite action on the part of the Company, its Board of Directors (the “Board”) and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance and delivery of the Shares. The Transaction Documents (upon delivery in the case of the Registration Rights Agreement will) constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3 Capitalization. Schedule 4.3 sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock reserved for issuance pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in compliance with applicable state and federal securities law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Except as required to consummate the Conversion Events or as described on Schedule 4.3, the issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.5 Consents. Except for approval of the Corporate Actions, as applicable, by its stockholders as contemplated in Section 7.9 hereof and except for the actions to be taken after Closing specified in Sections 7.7, 7.8 and 7.11 hereof, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7 Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes.

4.8 No Material Adverse Change. Since December 31, 2012, except as described in the SEC Filings or as disclosed on Schedule 4.8, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi) any change or amendment to the Company’s Articles of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9 SEC Filings.

(a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each registration statement and any amendment thereto filed by the Company since November 5, 2009 pursuant to the 1933 Act and the rules and regulations thereunder (other than the Company’s Form S-8 registration filed with the SEC on May 4, 2010 which it has since withdrawn), as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Company’s Articles of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system or otherwise), or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract.

4.11 Tax Matters. The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, except for those being contested in good faith and for which adequate reserves have been established on the books of the Company. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.12 Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14 Labor Matters.

(a) The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b) (i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c) The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d) Except as disclosed in the SEC Filings, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(e) Each of the Company’s employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

4.15 Intellectual Property.

(a) All Intellectual Property owned by the Company or any of its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable, except where any such noncompliance, invalidity or lack of enforceability has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. No Intellectual Property owned by the Company or any of its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than as described in the SEC Filings and licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. To the Company’s Knowledge, the Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

(d) The conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted are not being Infringed by any third party. Except as described in the SEC Filings, there is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information owned by the Company or any of its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e) The consummation of the transactions contemplated by the Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted.

(f) The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

4.16 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.17 Litigation. Except as described in the SEC Filings or as disclosed on Schedule 4.17, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or since November 5, 2009 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.

4.18 Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.20 OTCQB. The Common Stock is registered pursuant to Section 12(g) of the 1934 Act and is quoted on OTCQB maintained by OTC Markets Group Inc. (the “OTCQB”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or removal from quotation of the Common Stock from the OTCQB, nor has the Company received any notification that the SEC, the OTCQB or the Financial Industry Regulatory Authority, Inc. is contemplating terminating such registration or quotation.

4.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the arrangements with the Placement Agent described in Schedule 4.21.

4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

4.23 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.

4.24 Private Placement. Subject to the accuracy of the Investors’ representations and warranties set forth in Section 5 hereof, the offer and sale of the Shares to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.25 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.26 Transactions with Affiliates. Except as disclosed in the SEC Filings or as disclosed on Schedule 4.26, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.27 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company has established internal control over financial reporting (as defined in 1934 Act Rules 13a-15(f) and 15d-15(f)) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting (collectively, “internal controls”) as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of such internal controls based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

4.28 Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby or pursuant to the terms of a written non-disclosure agreement between the Company and a particular Investor. The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.29 Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Shares pursuant to this Agreement.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each (upon delivery in the case of the Registration Rights Agreement will) constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3 Purchase Entirely for Own Account. The Shares to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6 Restricted Securities. Such Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7 Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

(a) “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

5.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) under the 1933 Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

5.9 No General Solicitation. Such Investor did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11 Prohibited Transactions. Since the earlier of (a) such time as such Investor was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Shares, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11.

5.12 Placement Agent. Such Investor understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Shares, and that the Placement Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith. Such Investor acknowledges that it has not relied on any information or advice furnished by or on behalf of the Placement Agent.

6. Conditions to Closing.

6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, except for the actions to be taken after Closing specified in Sections 7.7, 7.8 and 7.11 hereof and in the Registration Rights Agreement, all of which shall be in full force and effect.

(c) The Company shall have executed and delivered the Registration Rights Agreement.

(d) The Company shall have received gross proceeds from the sale of the Shares as contemplated hereby of at least Ten Million Dollars ($10,000,000).

(e) The Conversion Events shall have been consummated on the terms described herein.

(f) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(g) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e), (f) and (j) of this Section 6.1.

(h) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(i) The Investors shall have received an opinion from Greenberg Traurig, P.A., the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

(j) No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects on the date hereof, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects on the date hereof, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) The Investors, other than the Insider Purchasers, shall have executed and delivered the Registration Rights Agreement.

(c) The Investors shall have delivered the Purchase Price to the Company.

6.3 Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investors;

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to 5:00 PM, New York Time, on the fifth Business Day after the date of this Agreement;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given by the Company to the other Investors or by such terminating Investor to the Company and the other Investors, as applicable, whereupon the terminating Investor, the remaining Investors and/or the Company, as applicable, shall have the right to terminate their obligations to effect the Closing upon written notice to the other parties hereto. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the Registration Rights Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the Registration Rights Agreement.

7. Covenants and Agreements of the Company.

7.1 Reports. The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.2 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.3 Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19.

7.4 Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except where the failure to so comply does not or could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

7.5 Termination of Covenants. The provisions of Sections 7.1 through 7.4 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.6 Removal of Legends. In connection with any sale or disposition of the Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, the Company shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement certificates representing the Shares sold or disposed of without restrictive legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) the Shares becoming freely tradable by a non-affiliate pursuant to Rule 144 the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing the Shares without legends upon receipt by such Transfer Agent of the legended certificates for such Shares, together with either (1) a customary representation by the Investor that Rule 144 applies to the Shares represented thereby or (2) a statement by the Investor that such Investor has sold the Shares represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. From and after the earlier of such dates, upon an Investor’s written request in accordance with the preceding sentence, the Company shall promptly cause certificates evidencing the Investor’s Shares to be replaced with certificates which do not bear such restrictive legends. When the Company is required to cause an unlegended certificate to replace a previously issued legended certificate, if: (1) the unlegended certificate is not delivered to an Investor within three (3) Business Days of submission by that Investor of a legended certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by the Investor, the Investor, or any third party on behalf of such Investor or for the Investor’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

7.7 Listing of Common Stock and Related Matters. Promptly following the Closing Date, the Company shall take all necessary action, including, subject to Section 7.9, effecting the Reverse Split, to cause the Common Stock, including the Shares, to be listed on The NASDAQ Capital Market as promptly as practicable and in no event later than the nine-month anniversary of the Closing Date. Prior to the time that the Common Stock is listed on The NASDAQ Capital Market, the Company shall comply with NASDAQ’s Marketplace Rules as if such rules applied to the Company (other than NASDAQ’s board composition, board committee, minimum bid price and similar listing requirements). Once listed on The NASDAQ Capital Market, the Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on a stock market maintained by NASDAQ and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under NASDAQ’s bylaws or rules, as applicable.

7.8 Independent Board of Directors. As promptly as practicable and in no event later than the 180th day after the Closing Date, the Company shall reconstitute its Board of Directors (the “Board”) so that as so constituted, the Board shall consist of not less than five members, a majority of whom shall qualify as an “independent director” as defined in NASDAQ Marketplace Rule 5605(a)(2) and the related NASDAQ interpretive guidance.

7.9 Effectuation of Corporate Actions. (a) Promptly following the Closing Date, the Company shall take all action necessary to (i) effectuate the Reverse Split within 60 days following the Closing Date (the “Split Deadline”) and (ii) effectuate the Reincorporation Transaction not later than December 31, 2013 (the “Reincorporation Deadline”). Without limiting the generality of the foregoing, the Company shall take all action required under applicable law and the Company’s Articles of Incorporation and Bylaws to obtain any required approval of its stockholders for the Corporate Actions.

(b) Subject to the provisions of Section 7.9(c) hereof, the Company shall file a preliminary information statement and, subject to the comments of the SEC, a definitive information statement with the SEC under Section 14(c) of the 1934 Act and mail the definitive information statement to non-consenting stockholders at least 20 calendar days before the earlier of the effectiveness of (i) the Reverse Split (if the Company determines that stockholder approval is necessary or desirable to effect the Reverse Split) or (ii) the Reincorporation Transaction. The Company will comply with Section 14(c) of the 1934 Act and the regulations promulgated thereunder in relation to any information statement it files with the SEC under this subsection (b) (as amended or supplemented, the “Information Statement”), and the Information Statement shall not, on the date that the Information Statement (or any amendment thereof or supplement thereto) is first made available to stockholders or on the date the Corporate Action(s) included therein is to become effective, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement which has become false or misleading. If the Company should discover at any time prior to the date the Corporate Action(s) included in any such Information Statement, any event relating to the Company or any of its Subsidiaries or any of their respective Affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Information Statement, in addition to the Company’s obligations under the 1934 Act, the Company will promptly inform the Investors thereof.

(c) The foregoing notwithstanding, the Company may, in its sole and absolute discretion, obtain any required stockholder approval by convening a meeting of its stockholders and soliciting proxies from its stockholders. In connection therewith, the Company shall file a preliminary proxy statement and, subject to the comments of the SEC, a definitive proxy statement with the SEC under Section 14(a) of the 1934 Act and mail the definitive proxy statement to stockholders no later than 30 calendar days before the earlier of the (i) the Split Deadline (if the Company determines that stockholder approval is necessary or desirable to effect the Reverse Split) or (ii) the Reincorporation Deadline. The Company will comply with Section 14(a) of the 1934 Act and the regulations promulgated thereunder in relation to any proxy statement it files with the SEC under this subsection (c) (as amended or supplemented, the “Proxy Statement”) and any form of proxy to be to the stockholders in connection with any such stockholders’ meeting, and the Proxy Statement shall not, on the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first made available to stockholders or at the time of the related stockholders’ meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement which has become false or misleading. If the Company should discover at any time prior to the stockholders’ meeting to which such Proxy Statement relates, any event relating to the Company or any of its Subsidiaries or any of their respective Affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company’s obligations under the 1934 Act, the Company will promptly inform the Investors thereof.

(d) Each Investor shall provide to the Company in writing such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in any information statement or proxy statement prepared by the Company pursuant to this Section 7.9.

(e) Each Investor shall vote any Shares it continues to hold as of the relevant record date in favor of the approval of the Reverse Split (to the extent applicable) and the Reincorporation Transaction and shall, in connection therewith, either execute an appropriate written consent or shall cause any such Shares to be present and voted at any meeting of the stockholders of the Company called for that purpose. Nothing in this Section 7.9(e) shall be construed to prevent, limit or otherwise restrict an Investor’s right to transfer its Shares or any portion thereof free and clear of any adverse claim or encumbrance, subject to compliance with applicable securities laws.

7.10 Director Designee.

(a) So long as the SSF Investors beneficially own (as determined pursuant to Rule 13d-3 under the 1934 Act) at least 50% of the Shares purchased by them hereunder (appropriately adjusted for the Reverse Split and for any other stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof), the SSF Investors shall have the right to designate one person for election to the Board who shall qualify as an “independent director” as defined in NASDAQ Marketplace Rule 5605(a)(2) and the related NASDAQ interpretive guidance, who shall in the good faith judgment of the SSF Investors possess sufficient professional experience, expertise and competence relative to the Company’s business (the “SSF Designee”). The Company shall use its commercially reasonable efforts to cause the SSF Designee to be elected to the Board. The SSF Investors shall have the right to remove or replace any SSF Designee by giving notice to such SSF Designee and the Company. The Company shall use its commercially reasonable efforts to effect the removal or replacement of any such SSF Designee.

(b) Subject to any limitations imposed by applicable law or the NASDAQ Marketplace Rules (to the extent applicable), the SSF Designee shall be entitled to the same perquisites, including stock options, reimbursement of expenses and other similar rights in connection with such person’s membership on the Board, as every other “independent director” of the Company.

7.11 Incentive Shares. As promptly as practicable following the Closing and in any event not later than 30 days after the Closing Date, the Company shall take all action necessary to reduce the number of shares of Common Stock reserved for issuance under its equity incentive plan from 40,000,000 shares to no more than an aggregate of 9,000,000 shares

(prior to giving effect to the Reverse Split). In no event shall the Company have outstanding awards under its equity incentive plan(s) or otherwise covering more than an aggregate of 9,000,000 shares of Common Stock (appropriately adjusted for the Reverse Split and for any other stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof).

7.12 Subsequent Equity Sales.

(a) From the date hereof until ninety (90) days after the Closing Date, without the consent of the Required Investors, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, the provisions of this Section 7.12(a) shall not apply to (i) the issuance of Common Stock or Common Stock Equivalents upon the conversion or exercise of any securities of the Company or a Subsidiary outstanding on the date hereof, provided that the terms of such security are not amended after the date hereof to decrease the exercise price or increase the Common Stock or Common Stock Equivalents receivable upon the exercise, conversion or exchange thereof, other than as necessary to effect the Conversion Events, or (ii) subject to compliance with the terms of Section 7.11, the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company equity incentive plan approved by the Company’s stockholders and in place as of the date hereof.

(b) From the date hereof until the earlier of (i) three years from the Closing Date or (ii) such time as no SSF Investor holds any of the Shares, the Company shall be prohibited from effecting or entering into an agreement to effect any “Variable Rate Transaction”. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price. For the avoidance of doubt, the issuance of a security which is subject to customary anti-dilution protections, including where the conversion, exercise or exchange price is subject to adjustment as a result of stock splits, reverse stock splits and other similar recapitalization or reclassification events, shall not be deemed to be a “Variable Rate Transaction.”

(c) The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the 1933 Act of the sale of the Shares to the Investors, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

7.13 Equal Treatment of Investors. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

8. Survival and Indemnification.

8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3 Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Shares in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Counterparts. This Agreement may be executed and delivered (by facsimile, PDF or other electronic transmission) in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. Any and all notices, consents or other communications (each, a “notice”) required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) upon delivery, if given by personal delivery, (ii) the date of transmission, if given by fax (provided that the sender receives electronic confirmation of successful transmission at the fax number specified in this Section 9.4 prior to 5:00 P.M., New York City time, on a Business Day), (iii) the next Business Day after the date of transmission, if given by fax at the fax number specified in this Section 9.4 on a day that is not a Business Day or later than 5:00 P.M., New York City time, on any Business Day, (iv) upon the earlier of (A) actual receipt by the recipient or (B) three Business Days after deposit in first class mail, postage prepaid, if given by mail, and (v) one Business Day after delivery to such carrier, if given by an internationally recognized overnight air courier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Vapor Corp.

3001 Griffin Road

Dania Beach, FL 33312

Attention: Harlan Press, Chief Financial Officer

Fax: (888) 882-7095

With a copy to:

Greenberg Traurig, P.A.

333 SE 2nd Avenue, Suite 4400

Miami, FL 33131

Attention: Andrew E. Balog, Esq.

Fax: (305) 961-5642

If to the Investors:

to the addresses set forth on the signature pages hereto.

9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of Lowenstein Sandler LLP not to exceed $40,000, regardless of whether the transactions contemplated hereby are consummated; it being understood that Lowenstein Sandler LLP has only rendered legal advice to the SSF Investors and not to the Company or any other Investor in connection with the transactions contemplated hereby, and that each of the Company and each Investor has relied for such matters on the advice of its own respective counsel. Such expenses shall be paid upon written demand. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the Registration Rights Agreement. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the Registration Rights Agreement, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company.

9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld, delayed or conditioned), except as such release or announcement may be required by applicable law, rule or regulation or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the fourth trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or the OTCQB.

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the Registration Rights Agreement constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this

Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Document, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

9.13 Specific Performance; Injunctive Relief. The Company acknowledges that any breach of Sections 7.7 through 7.12, inclusive, would cause the Investors irreparable harm for which money damages would not be an adequate remedy. Accordingly, in additional to any and all remedies available to the Investors at law or in equity, the Company agrees that each Investor shall have the right to specific performance by the Company of the Company’s obligations in Sections 7.7 through 7.12, inclusive, and shall have the right to temporary, preliminary and permanent injunctive relief to prevent any breach or threatened breach by the Company of those obligations. In no event shall any Investor be required to post any bond or other security in connection with any such action for specific performance or injunctive relief. In the event of any breach or threatened breach by the Company of the Company’s obligations in Sections 7.7 through 7.12, inclusive, the Company shall reimburse any Investor on demand for any and all expenses reasonably incurred by it in enforcing its rights thereunder, including, but not limited to, reasonable attorneys’ fees and expenses.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	VAPOR CORP.

	By:	/s/ Harlan Press
	Name:	Harlan Press
	Title:	Chief Financial Officer

The Investors:	SPECIAL SITUATIONS FUND III QP, L.P.

	By:	/s/ David M. Greenhouse
	Name:	David M. Greenhouse
	Title:	General Partner

Aggregate Purchase Price: $3,500,000.40

Number of Shares: 5,833,334

Address for Notice:

527 Madison Avenue
Suite 2600
New York, NY 10022

with a copy to:

Lowenstein Sandler LLP
65 Livingston Avenue
Roseland, NJ 07068
Attn: John D. Hogoboom, Esq.
Telephone: 973.597.2500
:	Facsimile: 973.597.2400

SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:	/s/ David M. Greenhouse
Name:	David M. Greenhouse
Title:	General Partner

Aggregate Purchase Price: $1,000,000.20

Number of Shares: 1,666,667

Address for Notice:

527 Madison Avenue
Suite 2600
New York, NY 10022

with a copy to:

Lowenstein Sandler LLP
65 Livingston Avenue
Roseland, NJ 07068
Attn: John D. Hogoboom, Esq.
Telephone: 973.597.2500
Facsimile: 973.597.2400

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	/s/ David M. Greenhouse
Name:	David M. Greenhouse
Title:	General Partner

Aggregate Purchase Price: $500,000.40

Number of Shares: 833,334

527 Madison Avenue
Suite 2600
New York, NY 10022

with a copy to:

Lowenstein Sandler LLP
65 Livingston Avenue
Roseland, NJ 07068
Attn: John D. Hogoboom, Esq.
Telephone: 973.597.2500
Facsimile: 973.597.2400

Kevin Frija
NAME OF INVESTOR

By:	/s/ Kevin Frija
Name:	Kevin Frija
Title:	Individual

Aggregate Purchase Price: $60,000

Number of Shares: 100,000

Address for Notice:
c/o Vapor Corp
3001 Griffin Road
Dania Beach, FL 33312
Attn: Kevin Frija

Jeffrey Holman
NAME OF INVESTOR

By:	/s/ Jeffrey Holman
Name:	Jeffrey Holman
Title:	Individual

Aggregate Purchase Price: $120,000

Number of Shares: 200,000

Address for Notice:
c/o Vapor Corp
3001 Griffin Road
Dania Beach, FL 33312
Attn: Jeffrey Holman

Doron Ziv
NAME OF INVESTOR

By:	/s/ Doron Ziv
Name:	Doron Ziv
Title:	Individual

Aggregate Purchase Price: $60,000

Number of Shares: 100,000

Address for Notice:
c/o Vapor Corp
3001 Griffin Road
Dania Beach, FL 33312
Attn: Doron Ziv

Isaac Galazan
NAME OF INVESTOR

By:	/s/ Isaac Galazan
Name:	Isaac Galazan
Title:	Individual

Aggregate Purchase Price: $51,500.40

Number of Shares: 85,834

Address for Notice:
c/o Vapor Corp
3001 Griffin Road
Dania Beach, FL 33312
Attn: Isaac Galazan

Harlan Press
NAME OF INVESTOR

By:	/s/ Harlan Press
Name:	Harlan Press
Title:	Individual

Aggregate Purchase Price: $60,000

Number of Shares: 100,000

Address for Notice:
c/o Vapor Corp
3001 Griffin Road
Dania Beach, FL 33312
Attn: Harlan Press

BTG Investments, LLC
NAME OF INVESTOR

By:	/s/ Gordon J. Roth
Name:	Gordon J. Roth
Title:	Member

Aggregate Purchase Price: $351,500.40

Number of Shares: 585,834

Address for Notice:
BTG Investments, LLC c/o Roth Capital Partners
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
Attn: Gordon Roth
T: 949-720-5774
F: 949-720-7227

The Perritt Ultra Microcap Fund, Inc.
NAME OF INVESTOR

By:	/s/ Michael Corbett
Name:	Michael Corbett
Title:	President & Portfolio Manager

Aggregate Purchase Price: $600,000

Number of Shares: 1,000,000

Address for Notice:
The Perritt Ultra Microcap Fund, Inc.
Attn: Michael Corbett
300 S. Wacker Dr. Ste #2880
Chicago, IL 60606

Pinnacle Family Office Investments, L.P.
NAME OF INVESTOR

By:	/s/ Barry M. Kitt
Name:	Barry M. Kitt
Title:	Manager, Pinnacle Family Office, L.L.C.
The General Partner of Pinnacle Family Office Investments, L.P.
dba Pinnacle III Investments

Aggregate Purchase Price: $600,000

Number of Shares: 1,000,000

Address for Notice:
Pinnacle Family Office Investments, L.P.
4965 Preston Park Blvd. Ste 240
Plano, TX 75093

Diker Mico-Cap Fund LP
NAME OF INVESTOR

By:	/s/ Ken Brower
Name:	Ken Brower
Title:	CFO

Aggregate Purchase Price: $499,999.80

Number of Shares: 833,333

Address for Notice:
c/o Diker Management LLC
730 Fifth Avenue 15th flr
New York, NY 10019
Attn: Ken Brower

Granite Point Capital Master Fund, L.P.
NAME OF INVESTOR

By:	/s/ C. David Bushley
Name:	C. David Bushley
Title:	Chief Operating Officer
Granite Point Capital Management, L.P.
The Investment Manager

Aggregate Purchase Price: $500,000

Number of Shares: 833,333

Address for Notice:
C. David Bushley
Chief Operating Officer
Granite Point Capital Management, L.P.
109 State Street, 5th floor
Boston, MA 02109

Iroquois Master Fund Ltd
NAME OF INVESTOR

By:	/s/ Joshua Silverman
Name:	Joshua Silverman
Title:	Authorized Signatory

Aggregate Purchase Price: $375,000

Number of Shares: 625,000

Address for Notice:
c/o Iroquois Capital Management LLC
641 Lexington Ave, 26th Fl.
New York, NY 10022

Bristol Investment Fund, Ltd.
NAME OF INVESTOR

By:	/s/ Paul Kessler
Name:	Paul Kessler
Title:	Director

Aggregate Purchase Price: $300,000

Number of Shares: 500,000

Address for Notice:
c/o Bristol Capital Advisors, LLC
Glendon Plaza
1100 Glendon Avenue, Suite 850
Los Angeles, California 90024

Mark A Mays
NAME OF INVESTOR

By:	/s/ Mark A Mays
Name:	Mark A Mays
Title:	Self

Aggregate Purchase Price: $249,999.60

Number of Shares: 416,666

Address for Notice:
24 Tall Pines Dr
Weston, CT 06883

Sterneck Value & Opportunity Fund L.P
NAME OF INVESTOR

By:	/s/ Alec Bethurun
Name:	Alec Bethurun
Title:	Sr. Portfolio Mgr

Aggregate Purchase Price: $225,000

Number of Shares: 375,000

Address for Notice:
4510 Belleview Ave, Ste 204
Kansas City, MO 64111

Regan Ervin
NAME OF INVESTOR

By:	/s/ Regan Ervin
Name:	Regan Ervin
Title:	Sr. Portfolio Mgr

Aggregate Purchase Price: $24,999.60

Number of Shares: 41,666

Address for Notice:
4510 Belleview Ave, Ste 204
Kansas City, MO 64111

Hartz Capital Investments, LLC
By: Empery asset Management, LP, its authorized agent
By: Empery AM GP, LLC
NAME OF INVESTOR

By:	/s/ Ryan M. Lane
Name:	Ryan M. Lane
Title:	Managing Member

Aggregate Purchase Price: $120,000

Number of Shares: 200,000

Address for Notice:
Empery Asset Management, LP
1 Rockefeller Plaza, Suite 1205
New York, NY 10020

Empery Asset Master, Ltd
By: Empery asset Management, LP, its authorized agent
By: Empery AM GP, LLC
NAME OF INVESTOR

By:	/s/ Ryan M. Lane
Name:	Ryan M. Lane
Title:	Managing Member

Aggregate Purchase Price: $120,000

Number of Shares: 200,000

Address for Notice:
Empery Asset Management, LP
1 Rockefeller Plaza, Suite 1205
New York, NY 10020

Jalu Capital Partners LP
NAME OF INVESTOR

By:	/s/ Mark Fain
Name:	Mark Fain
Title:	General Partner

Aggregate Purchase Price: $102,000

Number of Shares: 170,000

Address for Notice:
39 Hewlett Lane
Port Washington, NY 11050

Capital Venture International
By: Heights capital Management, Inc.
Its authorized agent
NAME OF INVESTOR

By:	/s/ Martin Kobinger
Name:	Martin Kobinger
Title:	Investment Manager

Aggregate Purchase Price: $150,000

Number of Shares: 250,000

Address for Notice:
c/o Heights Capital Management
101 California Street, Suite 3250
San Francisco, CA 94111

Safron Capital Corp
NAME OF INVESTOR

By:	/s/ Rina Rollhaus
Name:	Rina Rollhaus
Title:	President

Aggregate Purchase Price: $49,999.80

Number of Shares: 83,333

Address for Notice:
Safron Capital Corp.
1040 1st Avenue, Suite 190
New York, NY 10022
Attn: Rina Rollhaus

FireRock Global Opportunities Fund L.P.
NAME OF INVESTOR

By:	/s/ Neil Rock
Name:	Neil Rock
Title:	Partner

Aggregate Purchase Price: $75,000

Number of Shares: 125,000

Address for Notice:
FireRock Global Opportunities Fund L.P.
1040 1st Avenue, Suite 190
New York, NY 10022
Attn: Neil Rock

David Weiner
NAME OF INVESTOR

By:	/s/ David Weiner
Name:	David Weiner
Title:	Individual

Aggregate Purchase Price: $90,000

Number of Shares: 150,000

Address for Notice:
12400 Ventura Blvd #327
Studio City, CA 91204

Steven Myers
NAME OF INVESTOR

By:	/s/ Steven Myers
Name:	Steven Myers
Title:	Individual

Aggregate Purchase Price: $90,000

Number of Shares: 150,000

Address for Notice:

Keith M. Canning
NAME OF INVESTOR

By:	/s/ Foster A. Stewart, Jr., attorney-in-fact
Name:	Foster A. Stewart
Title:	Individual

Aggregate Purchase Price: $50,000

Number of Shares: 83,333

Address for Notice:
Keith M. Canning
126 Hersey Street
Portland, ME 04103

Ikona Global Partners
NAME OF INVESTOR

By:	/s/ Richard Calta
Name:	Richard Calta
Title:	Director

Aggregate Purchase Price: $30,000

Number of Shares: 50,000

Address for Notice:
c/o Ikona Capital
5010 E Shea Blvd
Suite D200
Scottsdale, AZ 85254

John Weber
NAME OF INVESTOR

By:	/s/ John Weber
Name:	John Weber
Title:	M.D., CES

Aggregate Purchase Price: $30,000

Number of Shares: 50,000

Address for Notice:
c/o Roth Capital Partners
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
Attn: John Weber

The Alfie Trust d/o/e 05-10-12
NAME OF INVESTOR

By:	/s/ Douglas Gold
Name:	Douglas Gold
Title:	Trustee

Aggregate Purchase Price: $15,000

Number of Shares: 25,000

Address for Notice:
The Alfie Trust d/o/e 05-10-12
15501 Morrison Street
Sherman Oaks, CA 91403
Attn: Douglas Gold, Trustee

DISCLOSURE SCHEDULES

These Disclosure Schedules of Vapor Corp., a Nevada corporation (the “Company”), to the Purchase Agreement (the “Agreement”), dated as of October 22, 2013, among the Company and the Investors (as such term is defined in the Agreement), contains certain information and disclosures in connection with Section 4 of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

The Investors acknowledge and agree that all representations and warranties made by the Company in the Agreement are subject to the exceptions set forth in these Disclosure Schedules. These Disclosure Schedules are arranged in Sections corresponding to the Sections contained in Section 4 of the Agreement. If a document or matter is disclosed in a Section of these Disclosure Schedules, it shall be deemed to be disclosed for purposes of any Section of Section 4 of the Agreement provided that the relevance of the disclosure to such Section of the Agreement is reasonably apparent on the face of the disclosure.

The disclosure of a document or matter on these Disclosure Schedules is not intended as a representation or warranty as to the material nature of such document or matter, nor does it establish any standard of materiality upon which to judge the inclusion or omission of other documents or matters in these Disclosure Schedules, or constitute an admission of breach, liability, guilt, violation or delinquency with respect to any contract, law or otherwise. Summaries of, or references to, actual documents are qualified in their entirety by reference to such documents.

Headings are inserted for convenience only and shall not affect the construction of these Disclosure Schedules or the Agreement.

Section 4.3-Capitalization

(a)	the authorized capital stock of the Company:

Preferred stock, $.001 par value, 1,000,000 shares authorized

Common stock, $.001 par value, 250,000,000 shares authorized

(b)	the number of shares of capital stock issued and outstanding:

Preferred stock, $.001 par value, none outstanding

Common stock, $.001 par value, 60,372,344 outstanding

(c)	the number of shares of capital stock reserved for issuance pursuant to the Company’s stock plans:

(i)	40,000,000 shares of Common Stock reserved for issuance under the Company’s existing equity incentive plan

(ii)	4,500,000 shares of Common Stock reserved for issuance under outstanding stock options granted outside of the equity incentive plan

(d)	the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company:

(i)	$300,000 Senior Convertible Notes Due June 18, 2015 into an aggregate of 1,408,452 shares of Common Stock

(ii)	$50,000 Senior Convertible Note Due September 29, 2015 into an aggregate of 208,333 shares of Common Stock

(iii)	$500,000 Senior Note Due April 22, 2016 into an aggregate of 833,308 shares of Common Stock

(iv)	$500,000 Senior Convertible Note Due January 28, 2016 into an aggregate of 833,333 shares of Common Stock

(v)	$350,000 Senior Convertible Notes Due July 8, 2016 into an aggregate of 583,333 shares of Common Stock

(vi)	$75,000 Senior Convertible Note Due July 10, 2016 into an aggregate of 125,000 shares of Common Stock

(vii)	5,521,000 shares of Common Stock for outstanding stock options granted under the stock plans referenced in item (c) above.

Section 4.8-No Material Adverse Change

None.

Section 4.11-Taxes

None.

Section 4.17-Litigation

None, except as described in the SEC Filings.

Section 4.18-Financial Statements

Factoring Facility

On August 8, 2013, the Company and its Subsidiary Smoke Anywhere USA, Inc. (“Smoke”) entered into a spot accounts receivable factoring facility (the “Factoring Facility”) with Entrepreneur Growth Capital, LLC (the “Lender”) pursuant to an Invoice Purchase and Sale Agreement, dated August 8, 2013, by and among them (the “Factoring Agreement”).

The Factoring Facility has an initial term of one year and automatically renews from month to month thereafter subject to the Company terminating it earlier upon at least 15 business days’ advance written notice provided that all obligations are paid (including a termination fee, if applicable, as specified in the Factoring Agreement). The

Factoring Facility is secured by a security interest in substantially all of the Company’s assets. Under the terms of the Factoring Agreement, the Lender may, at its sole discretion, purchase certain of the Company’s eligible accounts receivable. Upon any acquisition of an account receivable, the Lender will advance to the Company up to 50% of the face amount of the account receivable. Each account receivable purchased by the Lender will be subject to a factoring fee of 1% of the gross face amount of such purchased account for each 30 day period (or part thereof) the purchased account remains unpaid. The Lender will generally have full recourse against the Company in the event of nonpayment of any such purchased account.

The Factoring Agreement contains covenants that are customary for agreements of this type. The failure to satisfy covenants under the Factoring Agreement or the occurrence of other specified events that constitute an event of default could result in the termination of the Factoring Facility and/or the acceleration of the repayment obligations of the Company. The Factoring Agreement contains provisions relating to events of default that are customary for agreements of this type.

Each of the Company’s Chief Executive Officer and Chief Financial Officer have personally guaranteed performance of certain of the Company’s obligations under the Factoring Agreement. In consideration of the Company’s Chief Financial Officer Harlan Press personally guaranteeing certain of the Company’s obligations under the Factoring Agreement, the Company has agreed to amend Mr. Press’s employment agreement dated February 27, 2012 effective as of the date of the Factoring Agreement as follows: (i) the initial term of employment (through February 28, 2015) shall automatically renew for successive one-year periods so long as Mr. Press’s personal guarantee of the Factoring Agreement remains in full force and effect (provided that the initial term or any renewal term may be terminated (a) upon Mr. Press’s death or (b) by the Company for cause (as defined in the employment agreement) or (c) by Mr. Press either (x) for good reason (as defined in the employment agreement) or (y) without good reason), (ii) if Mr. Press’s personal guarantee of the Factoring Agreement is enforced against him then all of his stock options to the extent then unvested shall automatically vest in full on the date of such enforcement, (iii) the Company may not terminate Mr. Press’s employment for disability or without cause so long as his personal guarantee of the Factoring Agreement remains in full force and effect and (iv) the Company shall indemnify Mr. Press against all losses, claims, expenses and other liabilities of any nature arising out of or relating to enforcement of his personal guarantee of the Factoring Agreement, and such indemnification shall survive until such time Mr. Press has been permanently and unconditionally released from his personal guarantee of the Factoring Agreement.

The foregoing description of the Factoring Facility (including the Factoring Agreement) is not complete and is qualified in its entirety by reference to the full text of the Factoring Agreement, a copy of which is listed as an exhibit to the Company’s Current Report on Form 8-K dated August 8, 2013, as filed with the SEC on August 13, 2013.

Term Loan

On August 16, 2013, the Company and Smoke entered into a $750,000 term loan (the “Term Loan”) with the Lender pursuant to a Credit Card Receivables Advance Agreement, dated August 16, 2013, by and among them (the “Term Agreement”).

The Term Loan matures on August 15, 2014 (or earlier generally upon termination of the Factoring Agreement), is payable from the Company’s current and future merchant credit card receivables at the annual rate of 16% subject to the Lender retaining a daily fixed amount of $3,346.15 from the daily collection of the merchant credit card receivables and is secured by a security interest in substantially all of the Company’s assets. The Company used the proceeds of the Term Loan for working capital purposes.

The Term Agreement contains covenants that are customary for agreements of this type. The failure to satisfy covenants under the Term Agreement or the occurrence of other specified events that constitute an event of default could result in the termination of the Term Agreement (as well as the Factoring Agreement) and/or the acceleration of the repayment of the Term Loan and the other obligations of the Company (including the Factoring Facility). The Term Agreement contains provisions relating to events of default that are customary for agreements of this type.

Each of the Company’s Chief Executive Officer and Chief Financial Officer have personally guaranteed performance of certain of the Company’s obligations under the Term Agreement. They also previously personally guaranteed performance of certain of the Company’s obligations under the Factoring Agreement.

The foregoing description of the Term Loan (including the Term Agreement) is not complete and is qualified in its entirety by reference to the full text of the Term Agreement, a copy of which is listed as an exhibit to the Company’s Current Report on Form 8-K dated August 16, 2013, as filed with the Securities and Exchange Commission on August 19, 2013.

Section 4.21-Brokers and Finders

The Placement Agent is entitled to a placement agent fee equal to 6% of the total gross proceeds received by the Company from the sale of the Shares pursuant to the Purchase Agreement (provided that a portion of such fee may reduced to 5% under certain circumstances).

Section 4.26-Transactions with Affiliates

None, except as described in the SEC Filings.